                                                                  Exhibit 10(12)


                                Lease Agreement
                                ---------------

          Signed and entered into in Jerusalem on December 29th, 1998


between:    Allied Investments Ltd. Pu.C. 52-002782-2
            of Eshdar Center, 92 Yigal Alon St. (Entrance E)
            Tel Aviv 67891
            (hereinafter - the "Lessor")
                                             on the one hand;
                                             ---------------

and         Virtual Jerusalem Ltd. Pr.C. 51-227211-3
            4 Ha-Sadna Street, Talpiot
            Jerusalem 91532
            (hereinafter - the "Lessee")
                                             on the other hand;
                                             -----------------


Whereas the Lessor declares that it is the lessee under an agreement with the Israel Land Administration and the holder of rights to the land and structure located on 4 Ha-Sadna Street, Talpiot Industrial Zone, Jerusalem, and known as Parcels 20 and 21 in Block 30187 (hereinafter - the "Building"); and

Whereas in the Building there is an office of a gross area of 354 sq.m. located on the first floor of the Champion Building and marked as units 102, 103 and 104 and marked by a red line in the sketch attached hereto as Exhibit A (hereinafter - the "Premises"); and

Whereas the Lessor wishes to lease the Premises to the Lessee as an unprotected tenancy and the Lessee wishes to rent the Premises from the Lessor as an unprotected tenancy, for a period and under terms as provided herein; and

Whereas the Lessor declares that it is entitled to lease the Premises and that a Certificate of Completion and Occupancy has been issued for the Building by the local authority and that there is no cause preventing the use of the Building or the connecting thereof to the electricity, water and telephone networks;

Now, therefore, it has been agreed and stipulated between the parties as
------------------------------------------------------------------------
follows:
--------

1.  Preamble, Exhibits and Headings
    -------------------------------

1.1 The preamble hereto and the parties' declarations therein constitute an integral part hereof.

1.2 The Exhibits attached hereto constitute an integral part hereof.

1.3 The Section headings herein contained are presented for convenience of reference only; they do not constitute a part hereof nor shall be used for the purpose of the interpretation hereof.


2.  Definitions
    -----------

Each of the terms listed below shall herein have the meaning appearing beside it, unless another meaning is implied:

"The Agreement" -  this Agreement, including all of its Exhibits;

"The Premises" -   an office of a gross area of approximately 354 sq.m. known as unit no. 102, 103, 104 marked in a red line on the sketch attached as Exhibit A hereto;

"The Initial Term of Lease" - the initial term of lease, as provided for in
                   Section 4.1 hereto;

"The Additional Term of Lease" - the additional term of lease, as provided for in Section 4.1 hereto;

"The Overall Term of Lease" - the overall term of lease, as provided for in
                   Section 4.1 hereto;

"Term of Lease Termination" - the date of termination of the Initial Term of
                   Lease or the Additional Term of Lease or any earlier date on which the lease shall be terminated in accordance herewith;

"The Rental Fees" - the consideration for the lease of the Premises, as provided for in Section 7 hereto;

"Purpose of Lease" - the occupation and purpose described in Section 5 hereto.


3.  The Agreement
    -------------

3.1 The Lessor hereby leases to the Lessee and the Lessee hereby rents from the Lessor the Premises for the Term of Lease, for the consideration and under the terms as provided herein.

3.2 The Lessee hereby declares that it has seen and examined the Building and the Premises and has found them to be suitable for its purposes, and it waives all claims regarding unsuitability of any kind whatsoever in connection with the Building and/or the Premises and/or the possibilities of using the Premises, provided that the Lessor carry out such works in the Premises as it is so obligated hereunder.


4.  The Term of Lease
    -----------------

4.1 In this Agreement -

    "The Initial Term of Lease" - The period commencing upon 1.1.1999 and ending on 31.12.1999 (totaling 3 years).

    Notwithstanding the foregoing, it is hereby agreed that the commencement date of the Term of Lease is contingent upon the completion of the adaptation works to be carried out by the Lessor for the Lessee, as detailed in Exhibit C.

    In the event that such adaptation works shall extend beyond the aforementioned date, the commencement date of the Term of Lease shall be postponed accordingly.

    "The Additional Term of Lease" - A 3-year term of lease, commencing on the termination of the Initial Term of Lease or the termination of any Additional Term of Lease which shall follow same.

    "The Overall Term of Lease" - The term of lease encompassing the Initial Term of Lease and Additional Terms of Lease which shall follow it, if any, provided that the Initial and Additional Terms of Lease shall not aggregately exceed 9 years.

4.2 Upon the termination of the Initial Term of Lease, and the termination of any Additional Term of Lease, the Lessee shall have the option to extend the Term of Lease by an Additional Term of Lease, provided that the Overall Term of Lease does not exceed 9 years.

    In the event that the Lessee shall not notify the Lessor in writing, at least 90 days prior to the termination of the Initial Term of Lease and/or any Additional Term of Lease as defined above, of its wish to exercise the option to extend the Term of Lease by the Additional Term of Lease, such option shall be cancelled and this Agreement shall be terminated at the end of such Term of Lease. In the event that the option was exercised by the Lessee by a written notice to the Lessor, at least 90 days before the end of the Initial or Additional Term of Lease, as applicable, the provisions hereof shall apply, mutatis mutandis, to the Additional Term of Lease.

4.3 The Lessee shall not be entitled to terminate the lease hereunder prior to the end of the Initial Term of Lease or an Additional Term of Lease, if exercised, without the Lessor's prior written consent.

4.4 In any event of the Lessee's vacating or deserting the Premises of its own accord for any reason whatsoever within the Initial and/or Additional Term of Lease, as applicable, without obtaining the Lessor written consent thereto, the Lessee shall be obligated to pay the Lessor the Rental Fees and all other payments due from the Lessee hereunder until the end of the Initial and/or Additional Term of Lease, as applicable, in accordance with the terms hereof.


5.  The Purpose of the Lease
    ------------------------

5.1 The Lessee rents the Premises for the purpose of running an office for producing computer and multimedia programs and providing services in the fields of the Internet, communications and computers and for no other purpose whatsoever.

5.2 The Lessee undertakes not to use the Premises or any part thereof for any purpose whatsoever other than that provided for in Section 5.1 above, unless with the Lessor's prior written consent.

5.3 The Lessee's undertakings under Section 5.1 and 5.2 above are among the fundamental principles hereof and the breach thereof shall be deemed a fundamental breach hereof.


6.  Inapplicability of the Tenant's Protection
    ------------------------------------------

6.1 The Lessee hereby declares, undertakes and confirms that it is aware that the Premises are a property in a new building and are vacant, that the Lessee has not been requested to pay and has not paid key money or payments which might be construed as key money, and that all of the works, modifications, improvements and innovations which shall be performed in the Premises, if any, are not and shall not be fundamental modifications and that the provisions of Part C of the Tenant's Protection Law (Consolidated Version), 5732-1972, dealing with key money, shall not apply to the Lessee, the Lessor, the Premises and this Agreement.

6.2 The Lease, the Lessee and the Premises are not protected by the provisions of the Tenant's Protection Law (Consolidated Version), 5732-1972, nor by the provisions of any other law protecting a lessee or a tenant in any manner whatsoever, and such laws and their amendments shall not apply to the Lease, the Lessee, the Premises and this Agreement.

6.3 Upon vacating the Premises, the Lessee shall not be entitled to any payment, neither as key money nor in any other capacity.

6.4 The provisions of Section 6.1-6.3 above are among the fundamental principles of this Agreement.


7.  The Rental Fees
    ---------------

7.1 The Rental Fees throughout the Initial Term of Lease (as defined above) shall be an amount in Shekels equaling U.S. $4,602 (four thousand six hundred and two U.S. Dollars) per each month of rent (hereinafter - the "Rental Fees"), and they shall be paid in advance for each 3 months of rent, as follows:

7.1.1 In respect of the first three months of rent the Rental Fees shall be paid upon the signing hereof, according to the representative rate of the U.S. Dollar, as known at the time of signing hereof.

7.1.2 In respect of each period of 3 months of rent for the rest of the Overall Term of Lease, the Rental Fees shall be paid in advance on the first day of each such 3-month period of rent, whereby the Rental Fees shall be linked to the representative rate of the U.S. Dollar as known at the time of payment.

7.2 It is agreed between the parties that the Lessor shall ensure the carrying out of adaptation works in the Premises, at the Lessor's expense, in accordance with the plan attached as Exhibit B hereto and with the technical specifications attached as Exhibit C hereto.

7.3 It is agreed between the parties that the Lessor shall allot the Lessee for the duration of the Overall Term of Lease the use of 2 parking spaces in the parking lot located on the basement level, which is owned by the Lessor, in consideration for an amount in Shekels equaling U.S. $80.00 per each parking space per month. Such sum shall be linked to the representative rate of the U.S. Dollar as known at the time of actual payment, and shall be remitted by the Lessee on the dates of the Rental Fees' payment in accordance with
    Section 7.1.2 above. In the event that an additional parking space in the parking lot shall become available, the Lessee shall be entitled to rent an additional parking space under identical terms.

      Notwithstanding the foregoing, in the event that an additional parking space in the parking lot shall become available, the Lessor shall consent to allot the Lessee an additional parking space under identical terms.

7.4 The Rental Fees, parking fees and maintenance fees referred to below, in respect of the first three months of rent in respect of which Rental Fees are payable by the Lessee, shall be paid upon the signing hereof.

7.5 The remittance of the Rental Fees, the parking fees and the maintenance fees shall be effected by a deposit and/or bank transfer to the Lessor's bank account in Iggud Bank, Main Tel Aviv Branch (branch no. 063), account number 834000/18.

      It is hereby clarified that the Rental Fees, the parking fees and the maintenance fees shall be deemed paid only after such bank account is actually credited.

      The provisions of this Subsection shall not apply to the payment of the Rental Fees, the parking fees and the maintenance fees which are paid by the Lessee upon the signing hereof.

7.6 In the event that the date of payment of the Rental Fees, parking fees and maintenance fees as provided for in this Section shall fall on a day which is not a business day, the date of such payment of Rental Fees (and any thing or debit in connection therewith, including updating the dollar rate) shall be postponed to the first business day following such date.

7.7   In the event that the Lessee shall exercise the option as provided for in
      Section 4.2 above, the Rental Fees shall be increased at the commencement of each Additional Term of Lease by a rate of 15% compared with the Rental Fees paid for the last month prior to the updating of the Rental Fees, as aforesaid.

7.8 V.A.T., to the extent applicable at the time of payment, at the legal rate then valid, shall be added to any payment of Rental Fees, parking fees and maintenance fees, and it shall be imposed upon the Lessee and shall be payable by it on the date of remittance of each and every payment, against a tax invoice issued by the Lessor.

7.9 The Rental Fees, parking fees and maintenance fees shall be paid against a tax invoice legally issued by the Lessor or the services company, which are licensed dealers.

7.10 Income tax shall be deducted at the source as required by any relevant law from any payment remitted by the Lessee to the Lessor.

7.11 The Lessee's undertakings under Section 7.1-7.8 above are among the fundamental principles hereof and the breach of any of such undertakings shall constitute a fundamental breach of this Agreement.


8.    Other Payments Payable by the Lessee
      ------------------------------------

8.1 All taxes, fees, land taxes and compulsory levies, whether municipal or governmental which shall be imposed on the Premises and/or the use of the Premises and/or the lessees of leased premises, directly or indirectly, in respect of the Term of Lease and the Additional Terms of Lease, if any, shall be imposed on and paid by the Lessee. Such payments shall be paid on the date when legally due for payment to the authorities.

      It is hereby clarified that the Lessor shall bear the property tax and/or improvement levy payments, if applicable and/or the payment of a tax or levy which shall be imposed upon the owners of the Premises, excluding improvement levy, construction levies, etc., which shall be imposed, if at all, as a result of an action or request of the Lessee's in connection with the Premises.

      Without derogating from the foregoing, to the extent that any part of the sums payable by the Lessee as aforesaid shall be based on a bill relating to the Building, in whole or in part, the Lessee shall pay a proportionate part of the total sum of such bill, in the same ratio as that of the floor area of the Premises which shall be included in such bill compared with the floor area contained in such bill. Such sum shall be paid to the Lessor three days prior to the date such payment becomes due for payment to the authority, but not less than 7 days from the date the Lessee first receives a demand for payment of same.

8.2 The Lessee undertakes to bear all payments and expenses in respect of the supply of electricity, water and telephone to the Premises throughout the Term of Lease.

8.3 All taxes and payments due to the Municipality and/or the government and/or any other entity in respect of the running of the Lessee's business in the Premises, including business tax, sign tax, value added tax, fees and licenses - shall be imposed upon and paid by the Lessee.

8.4 In the event that either of the parties shall, for any reason whatsoever, make a payment which according to the provisions hereof is payable by the other party, then such other party shall be obligated to repay the paying party any sum so paid by it, immediately upon the paying party's first demand to do so, provided that the paying party shall only make a payment payable by the other party after giving the other party a 7 days prior written notice of its intention to do so.

8.5 The Lessee shall bear maintenance and expenses fees in respect of the joint areas in an amount in Shekels equaling U.S. $ 2.30 per each sq.m. (gross), totaling U.S. $814.20 per month, according to the representative rate known on the day of actual payment, plus VAT as required by law, which shall be paid on the date of payment of the Rental Fees as provided for in Section
    7.1.2 above.

    At the end of each year of lease, an accounting shall be made between the Lessee and the Lessor regarding the maintenance and expenses fees paid, compared to the expenses actually incurred according to separate and audited books which shall be kept for the maintenance of the Building in which the Premises are located.

    It is hereby clarified that the maintenance services shall include costs involved in management, cleaning public areas, maintaining elevators, operating central air conditioning (excluding the Premises' internal system), cleaning public toilets and kitchenette, clearing rubbish, etc.

    Besides the foregoing, expenses in respect of the joint areas, including central electricity, water, municipal taxes, etc., shall be paid together out of such sum.

    The maintenance and expenses fees in respect of the joint areas shall be updated each calendar year according to the actual expenses on the last month of the preceding year.

    At the Lessee's request, it shall receive a copy of the books so kept.

    For the purpose of accounting, the Lessee's share of the maintenance fees shall be determined according to the ratio between the floor area of the Premises and the floor area of the whole Building, excluding such areas as are held by Champion Motors (Israel) Ltd.

8.6 It is hereby clarified that the Lessor shall be entitled to assign the management and maintenance of the Building, including the Premises, to a maintenance and management company. In such event, the Lessee shall pay, without derogating from the provisions of Section 8.5 above, if so demanded, its proportionate share of the management fees which the Lessor shall pay the maintenance and management company, in accordance with the provisions of
    Section 8.5 above.

8.7 The maintenance fees shall be paid on the dates of payment of Rental Fees hereunder.

8.8 The Lessee shall present to the Lessor, at the Lessor's request, confirmations and receipts regarding any payment payable by the Lessee in accordance with the provisions hereof.

8.9  The full and timely remittance of the payments provided for in Section 8.1-
     8.7 above are among the fundamental principles hereof and their breach shall be deemed a fundamental breach hereof.


9.   No Assigning of Lessee's Rights
     -------------------------------

9.1 The Lessee hereby undertakes not to assign its rights hereunder, in whole or in part, to another or to others, in any manner whatsoever, and not to lease the Premises or any part thereof, for any period and in any manner, to another or to others, and not to share possession of the Premises or any part thereof with another or with others, whether such possession as defined or not, and not to encumber and/or mortgage its rights hereunder, in whole or in part, and not to grant another a right to the Premises as a permitted tenant, all of the foregoing whether for consideration or with no consideration, without obtaining the Lessor's prior written consent. The Lessor undertakes not to refuse except for reasons of the nature of the use, compared to the accepted uses of the Building.

9.2 The Lessee' undertaking under Section 9.1 above is among the fundamental principles hereof, and the breach of such shall be deemed a fundamental breach hereof.


10.  Maintenance of the Premises during the Term of Lease
     ----------------------------------------------------

10.1 The Lessee undertakes to maintain the Premises and the public areas, throughout the Term of Lease, in good, working and clean condition, to refrain from causing damages and to prevent any damage thereto or malfunction therein or to or in any of the installations therein, and to be responsible for and to repair, immediately and at its own expense, any damage caused to the Premises and/or the public areas by the Lessee and/or its visitors and/or clients and/or workers and/or any person who shall enter the Building and/or the Premises.

10.2 The Lessee undertakes not to effect any external change to the Premises and not to add any addition or to demolish any part of the Premises and/or any of its installations without obtaining the Lessor's prior written consent.

10.3 Passing of electric and communications cables through the Premises and/or to the Premises and from them through walls and/or beams and/or in any other way, are contingent upon obtaining the Lessor's prior written consent, and according to the Lessors' instructions. The Lessee shall install a separate air-conditioning system for the computer room at its own expense, and shall pass the duct system through the public areas in coordination with the Lessor.

10.4 The Lessor and/or whomsoever on its behalf shall be entitled to enter the Premises at any reasonable time, to check on the Premises' condition, as well as for carrying out repairs, works, technical or other arrangements for other parts of the Building.

10.5 The Lessee undertakes not to store any materials, tools, equipment or other movable objects at the entrance to or out of the Premises, and it shall not be entitled to use any other part of the Building therefor.

      The Lessee further undertakes to strictly maintain the Premises' cleanliness, to clear rubbish from the Premises only to the garbage container located in the service courtyard on the ground level of the Building, to run its business solely within the bounds of the Premises, and not to cause any nuisance, noises, odors, shocks, filth, smoke or inconvenience to persons in or visiting the Building. To eliminate doubt, the Lessee hereby undertakes not to bring any dangerous materials of any kind into the Premises and/or the Building.

10.6 It is agreed between the parties that the Lessee shall be entitled to hang signs in the Building's corridor and on a plaque on the Building's entrance floor, at a place designated therefor by the Lessor, and according to the uniform type and size of signs used in the Building.

      To eliminate doubt, it is hereby clarified that the Lessee shall not be entitled to hang signs and/or posters and/or notices of any kind whatsoever on the external walls of the Building and/or on the Building's windows and/or in the Building's corridor and/or in any other location in the Building, excluding the signs provided for in the first paragraph of this Section.

10.7 The Lessee undertakes to fulfill and comply with every provision of law, regulation, order and by-law in connection with the Premises or the possession or use thereof, and not to do or allow to be done in the Premises or in connection therewith or with the Building anything which might constitute a nuisance.

      The Lessee shall make sure to receive all permits from the authorized authorities required for running the businesses which shall be run in the Premises.

10.8 The Lessee shall be responsible towards the governmental and municipal institutes and authorities also as regards paying any fines imposed due to failure to comply with the foregoing provisions.

10.9 1. The Lessee shall be obligated to sign and maintain, at its own expense, a service agreement regarding the Premises' air-conditioning systems with Electra Ltd. or any other company approved by the Lessor in writing and in advance, and ensure the maintenance thereof throughout the Overall Term of Lease.

      2. The Lessee shall be obligated to submit to the Lessor a signed copy of such service agreement.

      3. In the event that the Lessee shall fail to fulfill the provisions of Subsection 1-3 above, the Lessor shall be entitled, but not obligated, to do same in the Lessee's place and at the Lessee's expense.

10.10 Each party undertakes to compensate the injured party and indemnify same for any damage or expense caused thereto due to a lawsuit, whether criminal or civil, filed against same and due to the need to defend against such suit- insofar as such suit shall arise from the failure to fulfill or from a breach of the other party's undertakings hereunder and/or by law.

10.11 The Lessee undertakes to compensate the Lessor, immediately upon its first written demand, for any injury, loss or damage caused to the Premises and/or the Lessor as a result of an action and/or omission for which the Lessee is responsible, whether by direct or imputed responsibility, by law and/or under an agreement, and to repay the Lessor, immediately upon receiving the Lessor's first written demand, any sum paid by the Lessor to any person and/or entity as compensation for such an injury, loss or damage, with the addition of expenses incurred by the Lessor in connection with defending such a suit for compensation.


11.    Lessor's Undertakings
       ---------------------

11.1 The Lessor undertakes to repair any defect and/or malfunction which may be discovered in the Building's and Premises' systems, excluding a defect and/or malfunction in the Premises caused as a result of a use thereof deviating from the terms hereof.

11.2 In the event that the Lessor shall not fulfill its undertakings as provided for in Section 11.1 above, the Lessee shall be entitled to do same in the Lessor's place, after having given the Lessor a written notice thereof a reasonable time (which shall not be less than 7 days, according to the nature of the defect and/or malfunction) in advance. The Lessor shall refund the cost of the repairs to the Lessee within 14 days of the day such sum was demanded by the Lessee, subject to receiving receipts of repairs carried out from the workers. In the event of a malfunction in vital systems, e.g., water, sewage, electricity and air conditioning, the repairs shall be carried out within 24 hours of receipt of the complaint.

11.3 The Lessor undertakes, in the event so requested, to submit to the Lessee a copy of the Building's or the Premises' plans, if and to the extent required for obtaining a business license for the Premises, and to the extent that such plans are in the possession of the Lessor or whomsoever on its behalf.

       It is hereby clarified that the Lessee shall bear the costs of submitting such plans.

11.4 The Lessor undertakes that the continuation of the completion work and/or renovations work in the Building shall be carried out, to the extent possible, in a manner which shall not disturb the operation and/or management of the Lessee's business in the Premises and the general cleanliness and aesthetic look of the Building.


12.    Lessee's Responsibility
       -----------------------

12.1 The Lessee shall be responsible for all damages of any kind whatsoever (including loss of profits) caused to the Premises and/or the Building and/or the Lessor and/or any third party, which arise from the Lessee's actions and/or omissions, including the action and/or omissions of its employees, invitees, clients and whomsoever on its behalf and/or due to the running of its business in the Premises.

12.2 The Lessor shall not bear any responsibility or liability whatsoever in respect of any personal and/or pecuniary damage and/or loss of any kind whatsoever caused to the Lessee and/or its employees and/or its clients and/or its visitors and/or any other person present in the Premises, and the Lessee assumes upon itself all responsibility towards the Lessor for any such damage and undertakes to compensate and indemnify the Lessor for all such damage and against any expense incurred by the Lessor in connection with any such damage, unless such damage was caused by the Lessor or its agent and/or on its behalf and/or due to its liability under law.

12.3 The Lessor shall not bear any responsibility for the personal and/or pecuniary damages caused to the Lessee, its employees, clients, visitors, invitees or any other third party, caused in the Premises during the Initial Term of Lease and the Additional Term of Lease or so long as the Lessee refrains from vacating the Premises, whichever is the later, unless such damage was caused by the Lessor or its agent and/or on its behalf or due to its liability under law.

13.    Insurance
       ---------

13.1 Without derogating from the Lessee's undertakings hereunder and/or by law, the Lessee undertakes to purchase at its expense and to keep, commencing upon the date of receiving possession of the Lessee and until the end of the Overall Term of Lease, the following valid insurance policies:

13.1.1 Employers' Liability Insurance - insurance of the liability of the Lessee towards its employees under the Torts Ordinance (New Version) and/or under the Responsibility for Faulty Products Law, 5740-1980 in respect of death and/or personal damage caused to any employee as a result of accident or disease during and subsequent to its employment, at a liability limit not to be less than $5,000,000.- (five million U.S. Dollars) per case and overall for the insurance period. Such insurance shall not be subject to any limitation regarding working hours, working at a height or depth, contractors, subcontractors and their employees, and regarding employing youths.

13.1.2 Third Party Liability Insurance - insurance of the Lessee's liability towards the Lessor, the management party and any third party, under the laws of the state of Israel, in an amount not to be less than an amount in Shekels equaling $500,000 (five hundred thousand U.S. Dollars) per case and overall for the insurance period. Such insurance shall not be subject to any limitation regarding liability arising from fire, panic, explosion, lifting, unloading and loading machinery, poisoning, any harmful substance in food or drink, faulty sanitary installations, strikes and lockouts as well as subrogation claims on the part of the National Insurance Institute. Such insurance shall expressly note that as regards any damage caused within the Premises such insurance is first and foremost an insurance drawn by the Lessor and/or the management company.

13.1.3 Property Insurance - insurance of the contents of the Premises, the equipment used for the Lessee's work and the equipment serving the Premises and located outside same, including any repair, modification, improvement, renovation, addition to the Premises done and/or which shall be done by and/or for the Lessee of any kind whatsoever, in their full value to the Lessee, against the following risks: fire, smoke, lightning, explosion, earthquake, storm, flood, fluid damages, damage by aircraft, accidental damage, riots, willful damages and breaking and entering.

13.1.4 Lessee's Loss of Income Insurance - (excluding Rental Fees and management fees) following damages caused to the Building and/or the Premises and/or the contents thereof due to the risks insured under Section 13.1.3 above (excluding breaking and entering for a reimbursement period not to be less than 3 months).

13.2   The following provisions shall apply to the policies provided for in
       Section 13.1 above:

13.2.1 The Lessee shall draw the policies with a renowned insurance company legally licensed to issue insurance in Israel, shall update the insurance amounts, and shall pay the premiums when due.

13.2.2 The Lessee undertakes that in the policies drawn as provided for in Subsections 13.1.3, 13.1.4 and 13.1.5 above, an express clause will be added, according to which the insurer waives regarding whomsoever on behalf of such persons, and towards all lessees and/or tenants of the Building.

          Such waiver of the subrogation right shall not apply for the benefit of a person who willfully caused damage. Such waiver of the subrogation right shall not apply regarding lessees and/or tenants in whose equivalent insurance no clause was added regarding waiver of subrogation towards lessees and/or tenants of the Building.

13.2.3 The Lessee further undertakes to broaden the insurance provided for in Subsection 13.1.2 above whereby same shall include provisions regarding the indemnification of the Lessor and/or the management company in respect of their responsibility as owners and/or managers of the Premises and in respect of their responsibility for the actions and/or omissions of the Lessee.

          The Lessee further undertakes that any third party insurance drawn by it hereunder shall be subject to a "cross liability" clause.

13.2.4 The insurance provided for in Subsection 13.1.1 shall be broadened so as to indemnify the Lessor and/or the management company in the event that same shall be deemed to be the employers of the Lessee's employees and/or any one thereof.

13.2.5 The policies shall include a provision whereby their cancellation and/or the worsening of their terms as regards the Premises shall be contingent upon a written notice to be delivered to the Lessor by the insurer at least 60 (sixty) days prior to the date of such cancellation or worsening of terms.

13.2.6 The Lessee shall submit to the Lessor, no later than 30 (thirty) days prior to the day the Lessee receives the Lessor's permission to carry out the Lessee's work in the Premises, the insurance company's confirmation in the form attached hereto as Exhibit, which confirms that the Lessee has been issued the policies the Lessee is obligated to purchase as provided for in Section 13.1.1 above, and that the policies contain everything set forth in the confirmation's wording as in such Exhibit H.

          The Lessee shall effect such modifications and amendments in the policies as demanded by the Lessor whereby the policies shall comply with the provisions of this Section. The policies in which all such modifications demanded by the Lessor, if any are demanded, are included shall enter into force on the day the Lessee receives the Lessor's permission to carry out the Lessee's work in the Premises.

13.2.7.1 The Lessee undertakes to use the moneys received from the insurance company under the policy as provided for in Section 13.1.3 and for
          13.1.4 above, or in respect of which it had been entitled to indemnification if it were not for the self participation provided for in such policies and/or if it were not for the "deficient insurance" clause contained in such policies. The exemptions as provided for in such Section above shall not apply to the benefit of a person who willfully caused damage.


13.2.8 Subject to the provisions of Section 13.2 (final part) below, 3 below, and Section 5.3 of the Management Agreement, it is hereby agreed that drawing such insurance by the Lessee shall not in any way limit or derogate from the Lessee's undertakings hereunder, nor shall it release it from its obligation to compensate the Lessor and any other person in respect of any damage for which the Lessee is responsible hereunder and/or by law.

          It is further agreed that subject to the provisions of the final part of Section 13.2.7 above, and notwithstanding any other provision contained herein and/or in the Management Agreement, drawing the insurance provided for in Section 13.1 of the Management Agreement, by the Lessor and/or the management company shall not in any way limit or derogate from the Lessee's undertakings hereunder, nor shall it release it from its obligation to compensate the Lessor and any other person in respect of any damage for which the Lessee is responsible hereunder and/or by law.

          The Lessor and the management company hereby expressly exempt the Lessee from any responsibility for damage in respect of which they are entitled to indemnification under the policy issued under the provisions of Section 13.1.1 of the Management Agreement. Such exemption shall not apply to the benefit of a person who willfully caused damage.

13.2.9 To eliminate doubt, the Lessee hereby declares that it has been notified by the Lessor that the Lessor or the management company have purchased or shall purchase third party liability insurance (as detailed in Section 1.2 of the management agreement) insuring liability in respect of injury or damage to the person and/or property of any person and/or entity whatsoever in the public areas which do not constitute a part of the leased areas and that in such insurance the Lessee is included as an insured party.


14.    Vacating the Premises
       ---------------------

14.1 At the end of the Initial Term of Lease and/or at the end of the Additional Term of Lease and/or upon termination hereof for any reason whatsoever, the Lessee undertakes to vacate the Premises and deliver possession thereof to the Lessor, empty of any person or object belonging to the Lessee, clean and in order, in the same condition as the Premises had been a the commencement of the Term of Lease, excluding reasonable and usual wear and tear.

       It is hereby agreed that the Lessee is obligated to leave improvements and/or additions carried out in the Premises during the Addition Term of Lease and which are connected to the Premises, for no consideration.

       At the Lessor's written demand, the Lessee shall dismantle improvements and/or additions carried out in the Premises during the Overall Term of Lease and shall restore the Premises, at its expense, to the condition in which they had been upon delivery of possession at the commencement of the Initial Term of Lease, including any repairs required.

       To eliminate doubt, it is hereby clarified that when vacating the Premises the Lessee shall not be entitled to remove the air conditioning systems installed by it in the Premises and which are connected to the Building's central air conditioning system, as provided for in Section
       10.9 above, if any were installed.

       To eliminate doubt, it is hereby declared by the Lessee that in the event that the Lessor shall decide to keep the improvements and/or additions to the Premises, as provided above, such shall not be construed as payment of key money and/or any participation in the Premises' price.

14.2 In the event that the Lessee shall not vacate the Premises on time as provided for in Section 14.1 above, then in addition to the Lessor's right to sue for evacuation of the Premises, and in addition to any other right granted to the Lessor by any law and/or hereunder, the Lessee shall pay the Lessor an amount equaling US $440 (four hundred U.S.

       Dollars) at the representative rate on the date of payment per each day of delay in vacating the Premises.

14.3 In the event that the Lessee shall fail to vacate the Premises on time as provided for in Section 14.1 above, the Lessor shall be entitled to claim from the Lessee all sums, taxes, payments, obligations, Rental Fees, repair costs, damage costs, liquidated damages, losses and all other payments with no exception, in respect of the period commencing on the date on which the Lessee had been obligated to vacate the Premises, as if the Initial Term of Lease or the Additional Term of Lease had been continued, without derogating from the Lessee's obligation to vacate the Premises and without derogating from any other relief available to the Lessor hereunder and/or by law.

14.4 The Lessee's undertakings under Section 14.1-14.3 above are among the fundamental principles hereof and the breach of any of such undertakings shall constitute a fundamental breach of this Agreement.


15.    Securities
       ----------

15.1 To secure all of the Lessee's undertakings hereunder, the Lessee shall deposit with the Lessor a bank guarantee in a form acceptable to the Lessor, in an amount in Shekels equaling $15,000 (fifteen thousand U.S. Dollars), such sum being linked to the representative rate of the U.S. Dollar, for the Overall Term of Lease and 90 additional days.

15.2 The Lessee hereby gives the Lessor an irrevocable direction not subject to the Lessee's cancellation or any modification, that in any event of a failure to pay Rental Fees or any other payment payable by the Lessee, in full and in a timely fashion, and/or in any event of failure to vacate the Premises and return possession thereof to the Lessor, in accordance herewith and/or in any event of a failure to fulfill any of the Lessee's undertakings, the Lessor shall be entitled to cash the notes provided for in Section 15.1 above or realize the bank guarantee provided for in
       Section 15.2 above.

15.3 The Lessee's undertakings as provided for in Sections 15.1-15.3 above are among the fundamental principles hereof and the breach of any of such undertakings shall constitute a fundamental breach of this Agreement.


16.    Violations and Remedies
       -----------------------

16.1 The provisions of the Contracts (Remedies for Breach of Contract) Law, 5731-1970, shall apply to the parties and hereto.

16.2 In the event that either of the parties shall pay any amount which the other party was obligated to pay by law or hereunder, such other party shall be obligated to repay the paying party the paid amount, with the addition of dollar linkage differentials and interest for delay as provided for in Section 16.3 below.

16.3 It is hereby expressly agreed that in the event that the Lessee shall delay payment of any payment whatsoever which its shall be obligated to pay the Lessor hereunder, the Lessee shall pay the Lessor for each day of delay interest for delay on the amount delayed at the maximum rate charged in Bank Leumi of Israel Ltd. for excess overdrafts in current loan accounts.

       The interest shall be calculated for the period starting on the date the delayed payment was due until the date of actual payment. In the event that the Lessor shall pay interest and/or a fine for delay due to the Lessee's delayed payment, such interest and fine for delay shall be calculated as part of the principal debt the Lessee must repay the Lessor.

       In the event that the delayed amount shall be an amount quoted in dollars, then the dollar sum shall be converted to Shekels at the representative rate of the dollar known at the date the delayed payment was due, and the aforesaid interest for delay shall apply to the Shekel amount; or, alternatively, at the Lessor's discretion, the delayed amount shall remain linked to the dollar for the period of delay until the actual payment of such sum, and in such event instead of the previously described interest, the delayed dollar sum shall bear interest at the annual rate of twenty percent (20%).

16.4 In each of the following cases the Lessor shall be entitled, without derogating from its rights hereunder, to terminate the Lease Agreement and demand the immediate vacating of the Premises:

16.4.1 In the event that the Lessee shall delay the payment of Rental Fees and/or maintenance fees and/or parking fees and/or any other payment payable by the Lessee hereunder for more than fourteen (14) days, provided that the Lessor shall send the Lessee a notice of its intention to terminate the Agreement by registered mail and such sum shall not have been paid by the Lessee within seven (7) days of receipt of Lessor's aforesaid warning; and/or

16.4.2 In the event that a temporary and/or permanent receiving order shall be issued over the Lessee's assets; and/or

16.4.3 In the event that a receiving or liquidation order and/or an order in bankruptcy, as applicable, is issued against the Lessee and/or whomsoever of the persons comprising the Lessee; and/or

16.4.4 In the event that execution proceedings shall be commenced against the Lessee and/or the guarantors hereunder which in the Lessor's opinion have an effect of all or part of the fulfillment of the Lessee's undertakings hereunder, and such proceedings shall not be canceled within 34 days.

16.4.5 In the event that the Lessee shall grant a usage right and/or any other right to the Premises and/or any part thereof; and/or

16.4.6 In the event that the Lessee shall use the Premises not in accordance with the Purpose of Lease.

16.5 It is hereby expressly clarified that nothing aforesaid in the Section shall derogate from any other relief available to the Lessor by law or hereunder.

17.  Jurisdiction
     ------------

     It is agreed and declared that the exclusive local jurisdiction over any matter concerning this Agreement shall be to the courts in Tel-Aviv-Jaffa.

18.  General
     -------

18.1 The parties shall bear the stamp duty in respect hereof in equal shares.

18.2 Any modification or amendment of this Agreement or any of its terms shall not be valid unless done in writing and signed by all parties.

18.3 No waiver, discount or failure to act on time or granting of an extension shall not be deemed as a waiver by any side of any of its right hereunder and shall not prevent same from suing.

18.4 The Lessor shall be entitled, at any time, to transfer and/or assign its rights and/or obligations in connection with the Lessor and/or hereunder to any third party it shall so see fit, and/or encumber its rights hereunder, in whole or in part, under terms as it shall so see fit, provided that the Lessee's rights hereunder shall not be harmed.

18.5 Written notices in connection herewith shall be hand-delivered or sent by registered mail to the parties' addresses as provided for in the Preamble hereto.

18.6 Any notice delivered or sent as aforesaid shall be deemed received by its addressee at the earlier of the following dates: upon its actual delivery - if such notice was hand delivered; or within four business days of its being deposited for mailing - if such notice was sent by registered mail.


          In witness whereof the parties have hereby set their hands at the place and on the date stated in the Preamble hereto


Allied Investments Ltd.                                Virtual Jerusalem Ltd.


S/Eran Klinghoffer                                     s/Avi Moskowitz
________________________                               ______________________

                                   Exhibit C
                                   ---------

                           Technical Specifications
                           ------------------------

            These specifications constitutes an integral part of the Lease Agreement signed in Jerusalem on December 29th, 1998 between:  Allied Investments Ltd. - hereinafter - the "Lessor"

and:      Virtual Jerusalem Ltd. - hereinafter - the "Lessee"

for the purpose of leasing the office on the first floor, marked as units no. 102, 103, 104 with a gross area of approximately 354 sq.m., in the Champion House, Talpiot Industrial Zone, Jerusalem - hereinafter - the "Premises".

            In any case of discrepancy between these specifications
            -------------------------------------------------------
          and the Lease Agreement, these specifications shall prevail
          -----------------------------------------------------------

a.  Floor Covering:
    --------------

    Description: 1.  25x25 cm high grade Terzo tiles - as is on site.
    Quantity:        the whole area of the Premises according to the sketch.

    Description: 2.  Standard fireproof carpet at a total cost of no more than
                     $15 per sq.m..
    Quantity:        the whole area of the Premises according to the sketch.

b.  Partitions:
    ----------

    1.    Between Premises and Corridors - As is.
          ------------------------------

    2.    Between Premises and Adjacent Premises - As is.
          --------------------------------------

    3.    Partitions within Premises - As is.
          --------------------------

c.  Ceiling - As is.
    -------

d.  Doors:
    -----

    1.    Between Premises and Corridors - As is.
          ------------------------------

    2.    For Partitions within Premises - As is.
          ------------------------------

e.  Windows - As is.
    -------

f.  Telephone - As is.
    ---------

g.  Electricity - As is.
    -----------

h.  Air Conditioning - As is.
    ----------------

i.  Sanitary Plumbing - None.
    -----------------

j.  Wall Paint -    Description: white.
    ----------

k.  Additional Work at Lessor's Expense:
    -----------------------------------

    1.    New carpet (see Section a above).

    2.    Division using low partitions according the Lessee's plan.

    3.    Electricity and communications outlets for same (up to 23 outlets).

    4.    New paint.

l.  Additional Work at Lessee's Expense:
    -----------------------------------

    Any other work as requested by the Lessor shall be carried out at cost with the addition of 15% markup (Cost + 15%).

    Payment for such work shall be remitted within 15 days of submission of bill to the Lessor.


Date: 12/29/98                    Lessee's Signature:s/Avi Moskowitz

Date: 12/29/98                    Lessor'sSignature:s/Eran Klinghoffer